UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 17, 2007

Date of Report (Date of Earliest Event Reported)

OPSWARE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-32377	94-3340178
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA		94085
(Address of principal executive offices)		(Zip code)

(408) 744-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger (as defined in Item 5.01 below) and related transactions, Opsware Inc. (“Opsware”) no longer fulfills the numerical listing requirements of the Nasdaq Global Market (“Nasdaq”). Accordingly, Opsware has requested that Opsware’s common stock, par value $0.001 per share (the “Common Stock”), be withdrawn from listing on Nasdaq as of the close of business on September 20, 2007. At such time, The Nasdaq Stock Market, LLC (the “Nasdaq Stock Market”) filed with the Securities and Exchange Commission (“SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Common Stock. Upon the filing of the Form 25 by the Nasdaq Stock Market, the Common Stock was delisted from Nasdaq. Opsware will also file with the SEC a Certification and Notice on Form 15 under the Exchange Act, requesting that the Common Stock be deregistered and that Opsware’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 5.01.  Changes in Control of Registrant.

On July 20, 2007, Opsware entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hewlett-Packard Company (“HP”) and Orca Acquisition Corporation, a wholly-owned subsidiary of HP (“Purchaser”). As directed by the Merger Agreement, on August 3, 2007, HP, through Purchaser, commenced a tender offer to purchase all outstanding shares of Common Stock at a purchase price of $14.25 per share, net to the seller in cash, without interest thereon and less any required withholding taxes.

The tender offer expired at 5:00 p.m., New York City time, on Friday, September 14, 2007. Approximately 100.6 million shares of Common Stock, representing approximately 92.7 percent of Opsware’s outstanding Common Stock, were tendered and not withdrawn in the tender offer (including shares delivered within three trading days pursuant to notices of guaranteed delivery). HP accepted for payment all tendered shares on September 17, 2007.

On September 21, 2007, HP completed the acquisition of Opsware through the merger of Purchaser with and into Opsware (the “Merger”) in accordance with applicable provisions of Delaware law that authorize the completion of the Merger without a vote of stockholders of Opsware. In the Merger, all remaining shares of Common Stock (other than shares of Common Stock held by HP, Opsware or any of their subsidiaries (including Purchaser) or by Opsware stockholders who properly exercise their appraisal rights under applicable Delaware law) were converted into the right to receive $14.25 per share, net to the seller in cash, without interest thereon and less any required withholding taxes.

HP cash on hand was used to fund the acquisition of shares tendered in the tender offer and the payment of the merger consideration in the Merger.

The foregoing description of the Merger Agreement and related transactions do not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, upon consummation of the Merger on September 21, 2007, the certificate of incorporation of Opsware was amended and restated in its entirety to read as the amended and restated certificate of incorporation set forth on Exhibit A to the Merger Agreement. The Amended and Restated Certificate of Incorporation of Opsware is filed as Exhibit 3.1 hereto and incorporated by reference herein. Also, following consummation of the Merger, on September 21, 2007, the bylaws of Opsware were amended and restated in their entirety to read as set forth in Exhibit 3.2 filed herewith, which exhibit is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of July 20, 2007, by and among Hewlett-Packard Company, Orca Acquisition Corporation and Opsware Inc. (incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K filed July 23, 2007)

3.1	Amended and Restated Certificate of Incorporation of Opsware Inc.
3.2	Amended and Restated Bylaws of Opsware Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPSWARE INC.

DATE: September 21, 2007	By:	/s/ Charles N. Charnas
	Name:	Charles N. Charnas
	Title:	President and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of July 20, 2007, by and among Hewlett-Packard Company, Orca Acquisition Corporation and Opsware Inc. (incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K filed July 23, 2007)

3.1	Amended and Restated Certificate of Incorporation of Opsware Inc.
3.2	Amended and Restated Bylaws of Opsware Inc.